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                                                                   EXHIBIT 10.65

                                     KEYCORP

                   SECOND EXECUTIVE SUPPLEMENTAL PENSION PLAN

                                    ARTICLE I

                                    THE PLAN

      The KeyCorp Second Executive Supplemental Pension Plan (the "Plan"), is hereby established December 28, 2004 to be effective January 1, 2005. The Plan, as structured, is designed to provide an additional retirement benefit for certain select employees of KeyCorp that is in addition to the December 31, 2004 vested frozen nonqualified benefit to be provided to such employees under the KeyCorp Executive Supplemental Pension Plan. It is the intention of KeyCorp and it is the understanding of the employee covered under the Plan, that the Plan constitutes a nonqualified retirement plan for a select group of employees, and as such, the Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                   ARTICLE II

                                   DEFINITIONS

2.1 Meanings of Definitions. As used herein, the following words and phrases shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

      (a) "AVERAGE INTEREST CREDIT" shall mean the average of the Interest Credits (as defined in the Pension Plan) for the three (3) consecutive calendar years ending with the year of the Participant's termination.

      (b) "AVERAGE TREASURY RATE" shall mean the average of the Treasury Rates (as defined in the Pension Plan) for the three (3) consecutive calendar years ending with the year of the Participant's termination.

      (c) "EQUITY/COMPENSATION AWARD" shall mean one-half (50%) of the value of an award granted under the KeyCorp 2004 Equity Compensation Plan for any Plan year. The term "Equity/Compensation Award" may include "Stock Appreciation Rights", "Restricted Stock", "Restricted Stock Units", "Performance Shares", and/or "Performance Units", but shall specifically not include "Options" as those terms have been defined in accordance with the provisions of the KeyCorp 2004 Equity Compensation Plan."

      (d) "BENEFICIARY" shall mean the Participant's surviving spouse who is entitled to receive the benefits hereunder in the event the Participant dies before his or her Supplemental Pension Benefit shall have been distributed to him or her.

      (e) "CREDITED SERVICE" shall be calculated with respect to a Participant by measuring the period of service commencing on the Participant's Employment Commencement Date and Re-Employment Commencement Date, if applicable, and ending on the Participant's Severance from Service Date, and shall be computed based on each full month during which time the Employee is employed by an Employer.

      (f) "COMPENSATION" for any Plan Year or any partial Plan Year in which the Participant incurs a Severance From Service Date shall mean the entire amount of base compensation paid to such Participant during such period by reason of his employment as an Employee, as reported for federal income tax purposes, or such base compensation which would have been paid except for (1) the timing of an Employer's payroll processing operations, (2) the Participant's election to participate in the KeyCorp 401(k) Savings Plan, the KeyCorp Excess 401(k) Savings Plan, a transportation reimbursement plan, and/or the KeyCorp Flexible Benefits Plan, and/or (3) the Participant's election to defer such base compensation under the KeyCorp Deferred Compensation Plan for the applicable Plan Year, provided, however, that the term Compensation shall specifically exclude:

            (i) any amount attributable to the Participant's exercise of stock appreciation rights and the amount of any gain to the Participant upon the exercise of stock options;

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            (ii)   any amount attributable to the Participant's receipt of
                   non-cash remuneration whether or not it is included in the Participant's income for federal income tax purposes;

            (iii) any amount attributable to the Participant's receipt of moving expenses and any relocation bonus paid to the Participant during the Plan Year;

            (iv) any amount attributable to a lump sum severance payment paid by an Employer or the Corporation to the Participant;

            (v) any amount attributable to fringe benefits (cash and non-cash);

            (vi) any amount attributable to any bonus or payment made as an inducement for the Participant to accept employment with an Employer;

            (vii) any amount paid to the Participant during the Plan Year which is attributable to interest earned on compensation which had been deferred under a plan of an Employer or the Corporation; and

            (viii) any amount paid for any period after the Participant's termination or retirement date.

      In the case of a Disabled Participant, such Participant's Compensation for each year while Disabled shall equal an amount which shall reflect the Participant's Compensation for the calendar year preceding the date of the Participant's Disability.

      (g) "CORPORATION" shall mean KeyCorp, an Ohio Corporation, its corporate successors, and any corporation or corporations into or with which it may be merged or consolidated.

      (h) "DISABILITY" shall mean (1) the physical or mental disability of a permanent nature which prevents a Participant from performing the duties such Participant was employed to perform for his or her Employer when such disability commenced, (2) qualifies for disability benefits under the federal Social Security Act within 30 months following the Participant's disability, and (3) qualifies the Participant for disability coverage under the KeyCorp Long Term Disability Plan. In addition to the foregoing, the disability requirements addressed in Section 409A of the Code are incorporated into the provisions of this definition.

      (i) "EARLY RETIREMENT DATE" shall mean the date of Participant's retirement from his or her employment with Employer on or after the Participant's attainment of age 55 and completion of a minimum of ten years of Credited Service, but prior to the Participant's Normal Retirement Date.

      (j) "EMPLOYEE" shall mean the employees listed on Exhibit A attached hereto.

      (k) "EMPLOYER" shall mean the Corporation and its subsidiaries unless specifically excluded as an Employer for Plan purposes by written action by an officer of the Corporation and approved by the Corporation. An Employer's participation in the Plan shall be subject to any conditions or requirements made by the Corporation, and each Employer shall be deemed to appoint the Corporation as its exclusive agent under the Plan as long as it continues as a subsidiary of the Corporation.

      (l) "EXCESS PENSION PROGRAM BENEFIT" shall mean the Participant's collective nonqualified pension benefit accrued under the KeyCorp Excess Cash Balance Pension Plan and the KeyCorp Second Excess Cash Balance Pension Plan subject to the terms and conditions of each respective Plan.

      (m) "EXECUTIVE SUPPLEMENTAL PENSION PROGRAM BENEFIT" shall mean the Participant's collective nonqualified pension benefit accrued under the KeyCorp Executive Supplemental Pension Plan and the KeyCorp Second Executive Supplemental Pension Plan subject to the terms and conditions of each respective Plan.

      (n) "FINAL AVERAGE COMPENSATION" shall mean with respect to any Participant the annual average of his or her highest aggregate Compensation for any period of five consecutive years within the period of ten consecutive years immediately prior to his or her retirement, death, or other termination of employment, or any termination of the Plan, whichever first occurs. If the Participant receives no Compensation for any portion of such five years because of an absence from work, there shall be treated as Compensation received during such period of

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absence an amount equal to the Compensation the Participant would have received had he or she not been absent, such amount to be determined by the Corporation on the basis of such Participant's Compensation in effect immediately prior to such absence. In computing a Participant's Final Average Compensation, there shall be included the Participant's highest five Incentive Compensation Awards granted under an Incentive Compensation Plan during the ten year period immediately preceding the earliest of his or her retirement, death, disability, or other termination of employment.

      (o) "EMPLOYMENT COMMENCEMENT DATE" of a Participant shall mean the date on which he or she first performs an Hour of Service for an Employer.

      (p) "HOUR OF SERVICE" shall mean any hour for which an Employee is paid or entitled to payment by an Employer for the performance of duties.

      (q) "INCENTIVE COMPENSATION AWARD" for any Plan year shall collectively mean the short term incentive compensation award (whether in cash or common shares of the Corporation, and whether paid or deferred, or a combination of both) and the long term incentive compensation award (whether in cash or common shares of the Corporation, and whether paid or deferred, or a combination of both) (if any) granted to a Participant under an Incentive Compensation Plan, as follows:

            - An incentive compensation award granted under the KeyCorp Annual Incentive Plan, the KeyCorp Short Term Incentive Compensation Plan, the KeyCorp Management Incentive Compensation Plan, and/or such other Employer-sponsored line of business Incentive Compensation Plan which shall constitute an Incentive Compensation Award for the year in which the award is earned (without regard to the actual time of payment).

            - An incentive compensation award granted under the KeyCorp Long Term Incentive Compensation Plan ("LTIC Plan") with respect to any multi-year performance period which shall be deemed to be for the last year of the multi-year period without regard to the actual time of payment of the award. Accordingly, an incentive compensation award granted under the LTIC Plan with respect to the three-year performance period of 1993, 1994, and 1995 will be deemed to be for 1995 (without regard to the actual time of payment), and the entire incentive compensation award under the LTIC Plan for that performance period will be an Incentive Compensation Award for the year 1995.

            - An incentive compensation award granted under the KeyCorp Long Term Incentive Plan ("Long Term Plan") with respect to any multi-year period which shall be deemed to be for the last year of the multi-year performance period and for the year immediately following such year (without regard to the actual time of payment). Accordingly, an award granted under the Long Term Plan with respect to the four-year performance period of 1998, 1999, 2000, and 2001 shall be deemed to be for the years 2001 and 2002, with one-half the award allocated to the year 2001, and one-half the award allocated to the year 2002.

            - An incentive compensation award granted in the form of restricted stock under the KeyCorp Amended and Restated 1991 Equity Compensation Plan with respect to any multi-year period (but specifically excluding those awards applicable to the 2002-2003 multi-year period), which shall be deemed to be for the year in which the award (grant) is made to the Participant; provided, however, that only those shares of restricted stock that have vested as of the Participant's termination date shall be utilized for purposes of determining the Participant's Incentive Compensation Award. The fair market value of such shares as of the date of the restricted stock grant multiplied by the number of vested shares as of the Participant's termination date shall determine the value of such Incentive Compensation Award for purposes of calculating the Participant's Supplemental Pension Benefit under the provisions of Article III of the Plan.

                  Notwithstanding the foregoing, however, in calculating the Participant's Supplemental Pension Benefit under the provisions of Article III of the Plan, if it is determined that an incentive compensation award granted under the KeyCorp Amended and Restated 1991 Equity Compensation Plan would produce a larger monthly Supplemental Pension Benefit for the Participant if the award was included in the year in which the award (or any part of the award) initially vested rather than in the year in which the award was granted, then

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                  such incentive compensation award shall be included in the year in which the award (or any part of the award) initially vested rather than for the year in which the award was granted.

                  If at the time of the Participant's termination date, the Participant maintains shares of not forfeited restricted stock and such restricted stock later vests in conjunction with the passage of time or with the Corporation's attainment of certain performance criteria, or otherwise, then as of such subsequent vesting date the Participant's monthly Supplemental Pension Benefit shall be recalculated to include such newly vested shares. Such newly vested shares shall relate to the award in which such shares were granted under the KeyCorp Amended and Restated 1991 Equity Compensation Plan, and shall be included as a part of that award (based on either the date granted or the date initially vested, whichever date was actually used by the Plan in calculating the Participant's initial monthly Supplemental Pension Benefit).

                  For those limited Participants who, for Plan purposes and in accordance with the provisions of this Section 2.1(q) hereof, received Incentive Compensation Award(s) granted in the form of time-lapsed restricted stock award(s) and/or performance shares under the KeyCorp Amended and Restated 1991 Equity Compensation Plan with respect to any multi-year period, the term Incentive Compensation Award shall also include those Equity/Compensation Award(s) granted to the Participant under the 2004 Equity Compensation Plan. An Equity/Compensation Award shall be deemed to be for the year in which the Equity/Compensation Award vests. If the Equity/Compensation Award is in the form of Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, the fair market value of such shares as of the date of the Equity/Compensation Award grant multiplied by the number of vested shares as of the Participant's termination date shall determine the value of such Incentive Compensation Award for purposes of calculating the Participant's Supplemental Pension Benefit under the provisions of Article III of the Plan.

            Notwithstanding the foregoing provisions of this Section 2.1(q) hereof, in calculating a Participant's Incentive Compensation Award for any 12 month period, there shall be included only one award granted under the KeyCorp Amended and Restated 1991 Equity Compensation Plan, or Equity/Compensation Award under the KeyCorp 2004 Equity Compensation Plan included for purposes of determining the Participant's Incentive Compensation Award for such 12 month period.

      (r) "INCENTIVE COMPENSATION PLAN" shall mean the KeyCorp Management Incentive Compensation Plan, the KeyCorp Annual Incentive Plan, the KeyCorp Short Term Incentive Compensation Plan, the KeyCorp Long Term Incentive Compensation Plan, the KeyCorp Long Term Incentive Plan, the KeyCorp Amended and Restated 1991 Equity Compensation Plan, the KeyCorp 2004 Equity Compensation Plan, and/or such other Employer or KeyCorp-sponsored incentive compensation plan that KeyCorp in its sole discretion determines constitutes an "Incentive Compensation Plan" for purposes of this Section 2.1(r), as may be amended from time to time."

      (s) "HARMFUL ACTIVITY" shall have occurred if the Participant shall do any one or more of the following:

            (i) Use, publish, sell, trade or otherwise disclose Non-Public Information of KeyCorp unless such prohibited activity was inadvertent, done in good faith and did not cause significant harm to KeyCorp.

            (ii) After notice from KeyCorp, fail to return to KeyCorp any document, data, or thing in his or her possession or to which the Participant has access that may involve Non-Public Information of KeyCorp.

            (iii) After notice from KeyCorp, fail to assign to KeyCorp all right, title, and interest in and to any confidential or non-confidential Intellectual Property which the Participant created, in whole or in part, during employment with KeyCorp, including, without limitation, copyrights, trademarks, service marks, and patents in or to (or associated with) such Intellectual Property.

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            (iv)  After notice from KeyCorp, fail to agree to do any acts and sign any document reasonably requested by KeyCorp to assign and convey all right, title, and interest in and to any confidential or non-confidential Intellectual Property which the Participant created, in whole or in part, during employment with KeyCorp, including, without limitation, the signing of patent applications and assignments thereof.

            (v) Upon the Participant's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, solicit or entice for employment or hire any KeyCorp employee.

            (vi) Upon the Participant's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, call upon, solicit, or do business with (other than business which does not compete with any business conducted by KeyCorp) any KeyCorp customer the Participant called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not such information is or was non-public) while the Participant was employed at KeyCorp unless such prohibited activity was inadvertent, done in good faith, and did not involve a customer whom the Participant should have reasonably known was a customer of KeyCorp.

            (vii) Upon the Participant's own behalf or upon behalf of any other person or entity that competes or plans to compete with KeyCorp, after notice from KeyCorp, continue to engage in any business activity in competition with KeyCorp in the same or a closely related activity that the Participant was engaged in for KeyCorp during the one year period prior to the termination of the Participant's employment.

            For purposes of this Section 2.1(s) the term:

            "INTELLECTUAL PROPERTY" shall mean any invention, idea, product, method of doing business, market or business plan, process, program, software, formula, method, work of authorship, or other information, or thing relating to KeyCorp or any of its businesses.

            "NON-PUBLIC INFORMATION" shall mean, but is not limited to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., employees, customers, and suppliers) that are developed, owned, utilized, or maintained by an employer such as KeyCorp, and that of its customers or suppliers, and that are not generally known by the public.

            "KEYCORP" shall include KeyCorp, its subsidiaries, and its affiliates.

      (t) "NORMAL RETIREMENT DATE" shall mean the first day of the month coinciding with or immediately following a Participant's 65th birthday or, if later, the fifth anniversary of the Participant's Employment Commencement Date.

      (u) "PARTICIPANT" shall mean an Employee employed by an Employer in a position classified as a job grade 89 or above, who is selected by the Corporation to become a Participant in the Plan, and whose participation in the Plan has not been terminated by the Corporation. The Corporation retains the right at all times, in its sole and absolute discretion to determine who shall become and remain a Participant in the Plan.

      (v) "PENSION PLAN" shall mean the KeyCorp Cash Balance Pension Plan with all amendments that may be made thereto.

      (w) "SEVERANCE FROM SERVICE DATE" shall occur on the earlier of the date on which a Participant quits, retires, is discharged or dies.

      (x) "SOCIAL SECURITY PRIMARY INSURANCE AMOUNT" shall mean the amount estimated by the Corporation that is expected to be paid to a Participant under the Federal Insurance Contributions Act. Such amount shall be calculated assuming the Participant receives payment at age 65 or the Participant's Normal Retirement Date, whichever is later, and that he or she receives no earnings for the purpose of calculating this amount after the date of

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the Participant's termination of employment. All compensation prior to the
Participant's date of termination of employment with an Employer shall be based upon a salary scale, projected backwards, which is the actual change in the average compensation from year to year, as indexed, and determined by the Social Security Administration.

      (y) "SUPPLEMENTAL PENSION BENEFIT" shall mean the pension benefit payable pursuant to the terms of the Plan to a Participant meeting the eligibility requirements of Section 3.1 of the Plan.

2.2 CONSTRUCTION. Unless the context otherwise indicates, the masculine wherever used shall include the feminine and neuter, the singular shall include the plural, words such as "herein", "hereof", "hereby", "hereunder" and words of similar import shall refer to the Plan as a whole and not any particular part thereof.

      All other capitalized but undefined terms used herein, shall have the meaning given to them in the Pension Plan.

                                   ARTICLE III

                          SUPPLEMENTAL PENSION BENEFIT

3.1 ELIGIBILITY. Subject to the provisions of Article V hereof, a Participant shall be eligible for a Supplemental Pension Benefit hereunder if the Participant (i) retires on or after age 65 with five or more years of Credited Service, (ii) terminates employment with an Employer on or after age 55 with ten or more years of Credited Service, (iii) terminates active employment with an Employer upon becoming Disabled after completing five or more years of Credited Service and disability benefits have ceased under the KeyCorp Long-Term Disability Plan due to the Participant's election for Early or Normal Retirement under the Pension Plan, or (iv) dies after completing five years of Credited Service, and has a Beneficiary who is eligible for a benefit under the Pension Plan.

      A Participant shall also be eligible for an Supplemental Pension Benefit if the Participant becomes involuntarily terminated from his or her employment with an Employer for reasons other than the Participant's Discharge for Cause, and (i) as of the Participant's termination date the Participant has a minimum of twenty-five (25) or more years of Credited Service, and (ii) the Participant enters into a written non-solicitation and non-compete agreement under terms that are satisfactory to the Employer.

      For purposes of this Section 3.1, hereof, the term "Discharge for Cause" shall mean a Participant's employment termination that is the result of the Participant's violation of the Employer's policies, practices or procedures, violation of city, state, or federal law, or failure to perform his or her assigned job duties in a satisfactory manner. The Employer shall determine whether a Participant has been Discharged for Cause.

      Notwithstanding any of the forgoing provisions of this Section 3.1, however, a Participant's eligibility for a Supplemental Pension Benefit shall be subject to the requirements of Article V of the Plan.

3.2 SUPPLEMENTAL PENSION BENEFIT CALCULATION. The amount of any Supplemental Pension Benefit to be paid to a Participant under the terms of the Plan on or after the Participant's Normal Retirement Date shall be calculated as follows:

            A Participant's Supplemental Pension Benefit shall equal the difference between "(a)" and"(b)" where:

            1. "(a)" is equal to 2% times the Participant's years of Credited Service (up to a Plan maximum of 25 years) times the Participant's Final Average Compensation, and

            2.    "(b)" is equal to the sum of:

                  (i) the Participant's accrued and vested annual supplemental pension benefit under the KeyCorp Executive Supplemental Pension Plan calculated as of the Participant's Normal Retirement Date payable in the form of a single life annuity option,

                  (ii) the Participant's accrued and vested annual pension benefit under the Pension Plan calculated as of the participant's Normal Retirement Date, payable in the form of a single life annuity option, and

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                  (iii) the Participant's annual estimated Social Security
                        Primary Insurance Amount payable at the Participant's Normal Retirement Date.

      For purposes of calculating a Participant's Supplemental Pension Benefit under this Section 3.2 hereof, the Participant's "annual pension benefit" under the Pension Plan shall be the Participant's Accrued Benefit as of the Participant's termination date calculated in accordance with the provisions of
Article IV of the Pension Plan as if such benefit were to be paid in the form of a single life annuity; if the Participant is eligible for and elects to receive his or her Pension Plan benefit under a Predecessor Plan grandfathered formula, such "annual pension benefit" for purposes of this Section 3.2 hereof, shall be the benefit payable to the Participant under the terms of the Pension Plan's Predecessor Plan grandfathered formula as of the Participant's termination date, as if such benefit were to be paid in the form of a single life annuity.

3.3 EARLY RETIREMENT ELECTION. In the event the Participant elects to receive his or her Supplemental Pension Benefit on or after the Participant's Early Retirement Date but prior to the Participant's Normal Retirement Date, the Participant's Supplemental Pension Benefit shall be calculated as provided in accordance with Section 3.2 hereof, provided, however, that in determining the Participant's annual Pension Plan benefit as of the Participant's Normal Retirement Date, the Participant's Accrued Benefit under the Pension Plan as of his or her termination date shall be increased for purposes of this Plan with an imputed Average Interest Credit to reflect the Participant's Pension Plan benefit at his or her Normal Retirement Date and shall be converted to the form of a single life annuity option using the Average Treasury Rate and the GATT Mortality Table. The amount of the Participant's annual Supplemental Pension Benefit otherwise determined under Section 3.2 and Section 3.3 hereof, shall be reduced by 3.6% for each year that the Participant is between the ages of 55 and 60 and by 4.8% for each year after the Participant attains age 60 to actuarially adjust the commencement of the Participant's Supplemental Pension Benefit prior to his or her Normal Retirement Date.

3.4 ACTUARIAL FACTORS. The Supplemental Pension Benefit payable to a Participant or Participant's Beneficiary in a form other than a single life annuity shall be actuarially equivalent to such single life annuity payment option. In making the determination provided for in this Article III, the Corporation shall rely upon calculations made by the independent actuaries for the Plan, who shall determine actuarially equivalent benefits under the Plan by applying the UP-1984 Mortality Table (set back two years) and using an interest rate of 6%.

3.5 RECALCULATION AS A RESULT OF HARMFUL ACTIVITY. Notwithstanding the foregoing provisions of Section 3.2 and Section 3.3 hereof, the Corporation reserves the right at all times to recalculate a Participant's Supplemental Pension Benefit, if it is determined that within six months of the Participant's termination date the Participant engaged in any Harmful Activity, as that term is defined in accordance with Section 2.1(s) of the Plan, which resulted in the forfeiture of all or any portion of the Participant's restricted share award(s) under the KeyCorp Amended and Restated 1991 Equity Compensation Plan or Equity/Compensation Awards granted under the KeyCorp 2004 Equity Compensation Plan (if applicable). Such recalculation shall relate back to the Participant's original date of termination, and any Supplemental Pension Benefit payment paid to the Participant in excess of such recalculated Supplemental Pension Benefit amount shall be offset against any future Supplemental Pension Benefit payments to be paid to the Participant."

                                   ARTICLE IV

                     PAYMENT OF SUPPLEMENTAL PENSION BENEFIT

4.1 IMMEDIATE PAYMENT UPON TERMINATION OR RETIREMENT OF PARTICIPANT. Subject to the provisions of Section 4.2 and Section 4.3 hereof, a Participant meeting the age and service eligibility requirements of Section 3.1, shall receive an immediate distribution of his or her Supplemental Pension Benefit upon the Participant's termination of employment in the form of a single life annuity, unless the Participant elects in writing a minimum of thirty days prior to his or her termination date to receive payment of his or her Supplemental Pension Benefit under a different form of payment. The forms of payment from which a Participant may elect shall provide a benefit that is actuarially equivalent to the Participant's single life annuity payment as calculated under the provisions of Section 3.2 hereof, and shall be identical to those forms of payment specified in the Pension Plan, provided, however, that the lump sum payment option available under the Pension Plan shall not be available under this Plan. Such method of payment, once elected by the Participant, shall be irrevocable.

4.2 DEFERRED BENEFIT PAYMENT. A Participant who terminates his or her employment with an Employer after meeting the age and service requirements of
Section 3.1, may elect to defer the receipt of his or her Supplemental Pension Benefit until a date specified by the Participant, subject to the following requirements: (i) the Participant

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notifies the Corporation in writing of his or her deferral election a minimum of twelve months prior to the Participant's termination of employment, (ii) the Participant specifies the future date on which such Supplemental Pension Benefit shall be distributed, (iii) the Participant's requested deferral period is for a period of not less than five years following the Participant's retirement or termination of employment, (iv) the Participant's Supplemental Pension Benefit commencement date mirrors the benefit commencement date of the Participant's Supplemental Pension Benefit under the KeyCorp Executive Supplemental Pension Plan, and (v) the Participant commences distribution of his or her Supplemental Pension Benefit no later than the first day of the month immediately following the Participant's sixty-fifth (65th) birthday. The election to defer, once made by the Participant, shall be irrevocable.

      Notwithstanding the foregoing, in the case of an "unforeseeable emergency", upon written application by the Participant to the Corporation, the Corporation may accelerate the distribution of the Participant's deferred Supplemental Pension Benefit. For purposes of this Section 4.2, the term "unforeseeable emergency" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant, the Participant's spouse, or the Participant's dependent (as defined in Section 152(a) of the Code), the loss of the Participant's property due to casualty, or such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The determination of an "unforeseeable emergency" and the ability of the Corporation to accelerate the Participant's Supplemental Pension Benefit shall be determined in accordance with the requirements of Section 409A of the Code and applicable regulations issued thereunder.

4.3 PAYMENT LIMITATION FOR KEY EMPLOYEES. Notwithstanding any other provision of the Plan to the contrary, in the event that the Participant constitutes a "key" employee of the Corporation (as that term is defined in accordance with Section 416(i) of the Code without regard to paragraph (5) thereof), distributions of the Participant's Supplemental Pension Benefit may not be made before the date which is six months after the Participant's date of separation from service (or, if earlier, the date of death of the Participant). The term "separation from service" shall be defined for Plan purposes in accordance with the requirements of Section 409A of the Code and applicable regulations issued thereunder.

4.4   PAYMENT UPON DEATH OF PARTICIPANT.

      (a) Upon the death of a Participant who has met the service requirements of Section 3.1, but who has not yet commenced distribution of his or her Supplemental Pension Benefit, there shall be paid to the Participant's Beneficiary 50% of the Supplemental Pension Benefit which the Participant would have been entitled to receive under the provisions of Section 3.2 of the Plan calculated as if the Participant had retired on his or her Normal Retirement Date and elected to receive his or her Supplemental Pension Benefit.

      For purposes of this Section 4.4(a) only, the following shall apply:

      (i) The Participant's Credited Service shall be calculated as of the Participant's date of death.

      (ii) The Participant's Pension Plan benefit shall be calculated under the provisions of Article IV of the Pension Plan as if the Participant had died on his or her Normal Retirement Date, with such Pension Plan benefit being increased for purposes of this Section 4.4(a) with an imputed Average Interest Credit to reflect what the Participant's Pension Plan benefit would have been as of the Participant's Normal Retirement Date; such Pension Plan benefit shall be converted to a single life annuity option using the Average Treasury Rate and Gatt Mortality Table.

      (iii) The Participant's Social Security Primary Amount shall be calculated as if the Participant had retired as of his or her Normal Retirement Date.

      Payment of this death benefit shall be made in the form of a single life annuity and will be subject to distribution any time after the Participant's Early Retirement Date, which shall be calculated in accordance with the actuarial reduction provisions contained within Section 3.3 hereof, if paid prior to the Participant's Normal Retirement Date.

      (b) In the event of a Participant's death after the Participant has commenced distribution of his or her Supplemental Pension Benefit, there shall be paid to the Participant's Beneficiary only those survivor benefits provided under the form of benefit payment elected by the Participant.

                                    ARTICLE V

                      DISTRIBUTION OF LARGEST PLAN BENEFIT

5.1 DISTRIBUTION OF LARGEST PLAN BENEFIT. A Participant who meets the eligibility requirements for an Executive Supplemental Pension Program Benefit and who is also eligible for an Excess Pension Program Benefit shall automatically be provided at the Participant's termination the larger of the two Program benefits (i.e. the greater of the Participant's Excess Pension Program Benefit or the Executive Supplemental Pension Program Benefit).

      In making the determination required under this Section 5.1 hereof, the Corporation shall rely upon calculations made by independent actuaries for the Pension Plan, who shall apply the actuarial assumptions and interest rate then in use under the Pension Plan for converting the Participant's Excess Pension Program Benefit to a single life annuity form of payment. The Participant automatically will receive the Program Benefit that provides the Participant with the largest monthly single life annuity benefit.

5.2   BENEFICIARY DISTRIBUTION OF LARGEST PLAN BENEFIT.

      (a) Upon the death of a Participant meeting eligibility requirements for an Excess Pension Program Benefit and the eligibility requirements for an Executive Supplemental Pension Program Benefit there shall be paid to the Participant's Beneficiary the larger of the two Programs' death benefit. Such death benefit shall be paid to the Beneficiary in the form of a single life annuity.

      (b) In the event of a Participant's death after the Participant has commenced distribution of his or her Plan benefit, there shall be paid to the Participant's Beneficiary only those survivor benefits provided under the form of benefit payment elected by the Participant.

                                   ARTICLE VI

                       ADMINISTRATION AND CLAIMS PROCEDURE

6.1 ADMINISTRATION. The Corporation, which shall be the "Administrator" of the Plan for purposes of ERISA and the "Plan Administrator" for purposes of the Code, shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making payments hereunder. The Corporation shall have the sole and absolute discretionary authority and power to carry out the provisions of the Plan, including, but not limited to, the authority and power (a) to determine all questions relating to the eligibility for and the amount of any benefit to be paid under the Plan, (b) to determine all questions pertaining to claims for benefits and procedures for claim review,
(c) to resolve all other questions arising under the Plan, including any questions of construction and interpretation, and (d) to take such further action as the Corporation shall deem necessary or advisable in the administration of the Plan. All findings, decisions, and determinations of any kind made by the Corporation shall not be disturbed unless the Corporation has acted in an arbitrary and capricious manner. Subject to the requirements of law, the Corporation shall be the sole judge of the standard of proof required in any claim for benefits and in any determination of eligibility for a benefit. All decisions of the Corporation shall be final and binding on all parties. The Corporation may employ such attorneys, investment counsel, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all interested parties subject, however, to the provisions of Section 6.2. The Plan Year, for purposes of Plan administration, shall be the calendar year.

6.2 CLAIMS REVIEW PROCEDURE. Whenever the Corporation decides for whatever reason to deny, whether in whole or in part, a claim for benefits under this Plan filed by any person (herein referred to as the "Claimant"), the Corporation shall transmit a written notice of its decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he or she receives such notice, he or she may obtain review of the decision of the Corporation in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his or her authorized representative may request that the claim denial be reviewed by filing with the Corporation a written request therefore, which request shall contain the following information:

      (a) the date on which the request was filed with the Corporation; provided, however, that the date on which the request for review was in fact filed with the Corporation shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

      (b) the specific portions of the denial of his claim which the Claimant requests the Corporation to review;

      (c) a statement by the Claimant setting forth the basis upon which he believes the Corporation should reverse its previous denial of his claim and accept his claim as made; and

      (d) any written material which the Claimant desires the Corporation to examine in its consideration of his position as stated pursuant to paragraph (c) above.

      In accordance with this Section 6.2, if the Claimant requests a review of the Corporation's decision, such review shall be made by the Corporation, who shall, within sixty (60) days after receipt of the request form, review and render a written decision on the claim containing the specific reasons for the decision including reference to Plan provisions upon which the decision is based. All findings, decisions, and determinations of any kind made by the Corporation shall not be modified unless the Corporation has acted in an arbitrary and capricious manner. Subject to the requirements of a law, the Corporation shall be the sole judge of the standard of proof required in any claim for benefits, and any determination of eligibility for a benefit. All decisions of the Corporation shall be binding on the Claimant and upon all other Persons. If the Participant, or Beneficiary shall not file written notice with the Corporation at the times set forth above, such individual shall have waived all benefits under the Plan other than as already provided, if any, under the Plan.

                                   ARTICLE VII

                                     FUNDING

      All benefits under the Plan shall be payable solely in cash from the general assets of the Corporation or a subsidiary, and Participants and Beneficiaries shall have the status of general unsecured creditors of the Corporation. The obligations of the Corporation to make distributions in accordance with Article III and Article IV of the Plan constitute a mere promise to make payments in the future. The Corporation shall have no obligation to establish a trust or fund to fund its obligation to pay benefits under the Plan or to insure any benefits under the Plan. Notwithstanding any provision of this Plan, the Corporation may, in its sole discretion, combine the payment due and owing under this Plan with one or more other payments owing to a Participant or a Participant's Beneficiary under any other plan, contract, or otherwise (other than any payment due under the Pension Plan), in one check, direct deposit, wire transfer, or other means of payment. Finally, it is the intention of the Corporation and the Participants that the Plan be unfunded for tax purposes and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

      The Corporation reserves the right to amend or terminate the Plan at any time by action of its Board of Directors or a duly authorized committee of such Board of Directors; provided, however, that no such action shall adversely affect the benefit accrued up to the date of the Plan amendment or termination for any Participant who has met the age and service requirements of Section 3.1 of the Plan, or any Participant or Participant's Beneficiary who is receiving, or who is eligible to receive a Supplemental Pension Benefit hereunder, unless an equivalent benefit is provided under another plan maintained by the Corporation. No amendment or termination will result in an acceleration of Supplemental Pension Benefits in violation of Section 409A of the Code.

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1 INTEREST OF PARTICIPANT. The obligation of the Corporation under the Plan to provide the Participant or the Participant's Beneficiary with a Supplemental Pension Benefit merely constitutes the unsecured promise of the Corporation to make payments as provided herein, and no person shall have any interest in, or a lien, or prior claim on any property of the Corporation.

9.2 NO COMMITMENT AS TO EMPLOYMENT. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Participant hereunder to continue his or her employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of any Employer to continue the employment or rate of compensation of any Participant hereunder for any period. All Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

9.3 BENEFITS. Nothing in the Plan shall be construed to confer any right or claim upon any person, firm, or corporation other than Participants and Participants' Beneficiaries who become entitled to a benefit under the Plan.

9.4 RESTRICTIONS ON ALIENATION. Except to the extent permitted by law, no benefit under the Plan shall be subject to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process. No person shall have power in any manner to anticipate, transfer, assign, (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his or her benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

9.5 ABSENCE OF LIABILITY. No member of the Board of Directors of the Corporation or a subsidiary, or any officer of the Corporation or a subsidiary shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee except in circumstances involving his or her bad faith or willful misconduct.

9.6 EXPENSES. The expenses of administration of the Plan shall be paid by the Corporation.

9.7 PRECEDENT. Except as otherwise specifically provided, no action taken in accordance with the Plan by the Corporation shall be construed or relied upon as a precedent for similar action under similar circumstances.

9.8 DUTY TO FURNISH INFORMATION. The Corporation shall furnish to each Participant or Participant's Beneficiary any documents, reports, returns statements, or other information that it reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

9.9 WITHHOLDING. The Corporation shall withhold any tax required by any present or future law to be withheld from any payment hereunder to any Participant or Participant's Beneficiary.

9.10 VALIDITY OF PLAN. The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the provisions of the Act, the Code, and, to the extent applicable, the laws of the State of Ohio. The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other part thereof.

9.11 PARTIES BOUND. The Plan shall be binding upon the Corporation, all Participants, all Participants' Beneficiaries, and the executors, administrators, successors, and assigns of each of them.

9.12 HEADINGS. All headings used in the Plan are for convenience of reference only and are not part of the substance of the Plan.

                                    ARTICLE X

                                CHANGE OF CONTROL

      Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, a Participant's interest in his or her Supplemental Pension Benefit shall vest. On and after a Change of Control, a Participant shall be entitled to receive an immediate distribution of his or her Supplemental Pension Benefit if the Participant has at least five (5) years of Credited Service, and (i) the Participant's employment is terminated by his or her Employer and any other Employer without cause, or (ii) the Participant resigns within two years following a Change of Control as a result of the Participant's mandatory relocation, reduction in the Participant's base salary, reduction in the Participant's average annual incentive compensation (unless such reduction is attributable to the overall corporate or business unit performance), or the Participant's exclusion from stock option programs as compared to comparably situated Employees.

      For purposes of this Article X hereof, a "Change of Control" shall be deemed to have occurred if under a rabbi trust arrangement established by KeyCorp ("Trust"), as such Trust may from time to time be amended or substituted, the Corporation is required to fund the Trust because a "Change of Control", as defined in the Trust, has occurred.

                                   ARTICLE XI

                                 COMPLIANCE WITH
                                SECTION 409A CODE

      The Plan is intended to provide for the deferral of compensation in accordance with the provisions of Section 409A of the Code and regulations and published guidance issued pursuant thereto. Accordingly, the Plan shall be construed in a manner consistent with those provisions and may at any time be amended in the manner and to the extent determined necessary or desirable by the Corporation to reflect or otherwise facilitate compliance with such provisions with respect to amounts deferred on and after January 1, 2005, including as contemplated by Section 855(f) of the American Jobs Creation Act of 2004. Notwithstanding any provision of the Plan to the contrary, no otherwise permissible election or distribution shall be made or given effect under the Plan that would result in early taxation or assessment of penalties or interest of any amount under Section 409A of the Code.

      Notwithstanding any provision of the Plan to the contrary, Supplemental Pension Benefits shall not be distributed to a Participant earlier than:

      (a) the Participant's separation from service as determined by the Secretary of the Treasury (except as provided below with respect to a key employee of the Corporation);

      (b)   death of the Participant; or

      (c) upon the occurrence to the Participant, the Participant's spouse, or the Participant's dependent an unforeseeable emergency as defined in Section 409A(a)(2)(B)(ii) of the Code.

      If it is determined that a Participant constitutes a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Corporation, the Participant shall not commence the distribution of his or her Supplemental Pension Benefits before the date which is six months after the date of the Participant's separation from service (or, if earlier, the date of death of the Participant).

      IN WITNESS WHEREOF, KeyCorp has caused this KeyCorp Second Executive Supplemental Pension Plan to be executed as of December 28, 2004, and to be effective as of January 1, 2005.

                                          KEYCORP

                                          By: /s/ Thomas E. Helfrich
                                              -----------------------------
                                          Title:Executive Vice President

                                    EXHIBIT A

EMPLOYEE